FOR IMMEDIATE RELEASE

Contact:	Stephen Larkin, Douglas Elliman Inc. 917-902-2503
Catherine Livingston, FGS Global
212-687-8080
J. Bryant Kirkland III, Douglas Elliman Inc.
305-579-8000

DOUGLAS ELLIMAN INC. REPORTS FIRST QUARTER 2026 FINANCIAL RESULTS

Company advances strategic priorities with new market entries, platform expansion and brokerage leadership appointments
Positioned for long-term growth as a leaner, more powerful platform built for luxury

MIAMI, FL, May 8, 2026 - Douglas Elliman Inc. (“Douglas Elliman” or the “Company”) (NYSE: DOUG) the parent company of Douglas Elliman Realty, one of the nation's premier luxury residential real estate brokerages, today announced financial results for the three months ended March 31, 2026.

CEO STATEMENT
“We continue to execute our disciplined, long-term strategy as the premier, pure-play luxury residential real estate brokerage, and we remain confident in the platform we have built," said Michael S. Liebowitz, President and Chief Executive Officer of Douglas Elliman Inc. "Through disciplined expense management and meaningful investment in technology, talent, and geography, we have created a leaner, more powerful platform engineered for strategic growth – as demonstrated by the additions at Douglas Elliman Realty of Lena Johnson as President of Brokerage Operations and Areeje Oriol as Chief of Staff.”
Mr. Liebowitz continued, “The momentum we are seeing across recruitment and the broader competitive landscape gives me greater confidence in the Company's trajectory than at any point in my tenure. As others in our industry navigate consolidation, we remain singularly focused on building the preeminent luxury residential real estate platform in the world – and, with the strength of our balance sheet, we are well-positioned to drive long-term growth and stockholder value as market conditions improve.”

Q1 2026 FINANCIAL HIGHLIGHTS

First quarter 2026 revenues were $214.3 million, compared to revenues of $253.4 million in the first quarter of 2025. The year-over-year comparison of revenues was impacted by a difficult comparable due to an unusually strong first quarter of 2025 and the October 2025 disposition of Douglas Elliman Property Management, which contributed $9.5 million to first quarter 2025 revenue. Excluding property management revenues, our revenues were $243.9 million for the first quarter of 2025.

The Company recorded an operating loss of $17.5 million in the first quarter of 2026, compared to $5.3 million in the first quarter of 2025. Net loss attributed to Douglas Elliman in the first quarter of 2026 was $16.3 million, or $0.19 per diluted common share, compared to $6.0 million, or $0.07 per diluted common share, in the first quarter of 2025.

NON-GAAP FINANCIAL MEASURES
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial results for the three months ended March 31, 2026 and 2025 are included in Tables 2 and 3, and for the last twelve months (“LTM”) ended March 31, 2026 and year ended December 31, 2025 are included in Table 2.
Adjusted EBITDA attributed to Douglas Elliman (as described in Table 2 attached hereto) was a loss of $10.4 million for the first quarter of 2026, compared to a loss of $0.9 million in the first quarter of 2025.
Adjusted Net Loss attributed to Douglas Elliman (as described in Table 3 attached hereto) was $12.4 million or $0.14 per diluted share, for the first quarter of 2026, compared to $4.3 million or $0.05 per diluted share, for the first quarter of 2025.
GROSS TRANSACTION VALUE
For the three months ended March 31, 2026, the Company achieved gross transaction value of approximately $8.6 billion with an average price per transaction of $1.96 million - a figure that management believes affirms Douglas Elliman's position at the top of the luxury residential market and its distinction as the highest average sales price brokerage among the top 10 national brokerages in the United States. For the three months ended March 31, 2025, the Company achieved gross transaction value of approximately $9.9 billion with an average price per transaction of $2.02 million.
BALANCE SHEET AND CAPITAL POSITION
Douglas Elliman maintained a robust balance sheet as of March 31, 2026, with cash and cash equivalents of approximately $96.0 million and no long-term debt. This financial profile affords the Company significant strategic flexibility to pursue organic growth, accretive talent acquisition, technology investment, and opportunistic market expansion initiatives.
OUTLOOK
The Company enters the second quarter of 2026 with a strengthened foundation: a strong capital position, a development marketing pipeline of approximately $27.2 billion (including $19.5 billion in Florida alone) with another $8.4 billion scheduled to come to market through March 31, 2027, and key brokerage leadership appointments now in place. While first quarter 2026 revenues declined year-over-year against a particularly strong prior-year quarter, they exceeded first quarter revenues in both 2024 and 2023, reflecting the positive underlying trajectory of the business. The cost discipline actions taken throughout 2025, international and domestic footprint expansion, and the continued investment in technology and brand all contribute to what management believes is a compelling foundation for accelerated growth as market conditions normalize.
Douglas Elliman remains focused on maintaining leadership in luxury residential real estate through superior agent talent, global market presence, and a brand that commands the industry's highest average sales price. Management is executing against this objective with discipline and believes the platform is now well positioned to deliver long-term stockholder value.
STRATEGIC GROWTH INITIATIVES
Douglas Elliman sees opportunities to extend the Company's luxury leadership and accelerate long-term stockholder value creation.
Footprint Expansion
Since 2025, Douglas Elliman entered new international markets in Canada, France, Monaco, and the Caribbean. These markets extend the Company's geographic reach to serve affluent and ultra-high-net-worth clients across global luxury real estate locations. In addition, Douglas Elliman continues to extend its domestic footprint across several high-value and coveted luxury markets, including the California Wine Country, Richmond, Virginia and Rye, New York. Together these expansions reflect the Company's disciplined, opportunity-driven approach to market growth and its commitment to planting the Douglas Elliman flag in markets where luxury demand is rising.
Technology and AI Investment
Douglas Elliman continued its disciplined investment in technology during the first quarter, with a focused and strategic build-out of tools designed to elevate the agent and client experience by continuing to refine Elli Ai, Douglas Elliman’s AI agent assistant, as well as the development of a new agent mobile app that will serve as a single source of entry for agent productivity, consolidating the tools and information agents need into one seamless platform.
LUXURY LEADERSHIP AND MARKET POSITION
As a pure-play luxury residential real estate brokerage, Douglas Elliman serves a distinct segment of the market. With the highest average sales price among the top 10 national brokerages, the Company's brand, agent network, and transaction expertise are focused on the luxury and ultra-luxury segments, which have historically demonstrated resilience across varying market conditions. The 2026 RealTrends Brokerage Rankings, which place Douglas Elliman among the top 10 brokerages in the nation in Gross Transaction Value, reflect the strength of Douglas Elliman's luxury platform.
NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA attributed to Douglas Elliman, Adjusted Net Loss attributed to Douglas Elliman and financial measures for the last twelve months (“LTM”) ended March 31, 2026 (referred to as the “Non-GAAP Financial Measures”) are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that the Non-GAAP Financial Measures are important measures that supplement discussion and analysis of its results of operations and enhance an understanding of its operating performance.

The Company believes the Non-GAAP Financial Measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures and ages of related assets among otherwise comparable companies.
Management uses the Non-GAAP Financial Measures as measures to review and assess the operating performance of the Company’s business, and management does, and investors should review both the overall performance (GAAP net income (loss)) and the operating performance (the Non-GAAP Financial Measures) of the Company’s business. While management considers the Non-GAAP Financial Measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income (loss), net income (loss) and cash flows from operations. In addition, the Non-GAAP Financial Measures are susceptible to varying calculations and the Company’s measurement of the Non-GAAP Financial Measures may not be comparable to those of other companies. Attached hereto as Tables 2 and 3 is information relating to the Company’s Non-GAAP Financial Measures for the three months ended March 31, 2026 and 2025, the LTM ended March 31, 2026 and the year ended December 31, 2025.
About Douglas Elliman Inc.
Douglas Elliman Inc. (NYSE: DOUG, “Douglas Elliman”) owns Douglas Elliman Realty, LLC, which is one of the largest residential brokerage companies in the United States with operations in New York City, Long Island, the Hamptons, Westchester, Connecticut, New Jersey, Massachusetts, Florida, California, Texas, Colorado, Nevada, Maryland, Virginia, and Washington, D.C. In addition, Douglas Elliman provides other real estate services, including development marketing, mortgage as well as settlement and escrow services in select markets, and uses as well as invests in early-stage, disruptive property technology solutions and companies. Additional information concerning Douglas Elliman is available on its website, investors.elliman.com.
Investors and others should note that we may post information about Douglas Elliman on our website at investors.elliman.com or, if applicable, on our accounts on Facebook, Instagram, LinkedIn, TikTok, X, YouTube or other social media platforms. It is possible that the postings or releases could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in Douglas Elliman to review the information we post on our website at investors.elliman.com and on our social media accounts.
Forward-Looking and Cautionary Statements
This press release includes forward-looking statements within the meaning of the federal securities law. All statements other than statements of historical or current facts made in this press release are forward-looking. We identify forward-looking statements in this press release by using words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may be,” “continue” “could,” “potential,” “objective,” “plan,” “seek,” “predict,” “project” and “will be” and similar words or phrases or their negatives. Forward-looking statements reflect our current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons.
Risks and uncertainties that could cause our actual results to differ significantly from our current expectations are described in our Annual Report on Form 10-K for the year ended December 31, 2025 and, when filed, our Quarterly Reports on Form 10-Q filed thereafter. We undertake no responsibility to publicly update or revise any forward-looking statement except as required by applicable law.

[Financial Tables Follow]

TABLE 1
DOUGLAS ELLIMAN INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31,
	2026	2025
Revenues:
Commissions and other brokerage income	$211,881	$241,143
Property management	—	9,492
Other ancillary services	2,452	2,768
Total revenues	214,333	253,403

Expenses:
Real estate agent commissions	167,391	186,525
Sales and marketing	17,737	19,739
Operations and support	16,240	17,728
General and administrative	23,192	27,325
Technology	5,238	5,535
Depreciation and amortization	1,999	1,900
Restructuring	47	—
Operating loss	(17,511)	(5,349)

Other income (expenses):
Interest expense	(3)	(1,530)
Interest income	890	1,361
Equity in earnings from equity-method investments	388	2
Change in fair value of the derivative embedded within convertible debt	—	(746)
Investment and other losses	(40)	(22)
Loss before provision for income taxes	(16,276)	(6,284)
Income tax expense	—	—

Net loss	(16,276)	(6,284)

Net loss attributed to non-controlling interest	—	299

Net loss attributed to Douglas Elliman Inc.	$(16,276)	$(5,985)

Per basic common share:

Net loss applicable to common shares attributed to Douglas Elliman Inc.	$(0.19)	$(0.07)

Per diluted common share:

Net loss applicable to common shares attributed to Douglas Elliman Inc.	$(0.19)	$(0.07)

TABLE 2
DOUGLAS ELLIMAN INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Year Ended	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2026	2025

Net income (loss) attributed to Douglas Elliman Inc.	$4,928	$15,219	$(16,276)	$(5,985)
Interest expense	3,542	5,069	3	1,530
Interest income	(4,429)	(4,900)	(890)	(1,361)
Income tax expense	3,560	3,560	—	—
Net loss attributed to non-controlling interest	(610)	(909)	—	(299)
Depreciation and amortization	8,476	8,377	1,999	1,900
EBITDA	$15,467	$26,416	$(15,164)	$(4,215)

Results from operations of disposed business (a)	(4,606)	(6,621)	—	(2,015)
Gain on disposal of business	(81,655)	(81,655)	—	—
Equity in earnings from equity-method investments (b)	(573)	(187)	(388)	(2)
Change in fair value of derivative embedded within convertible debt	27,736	28,482	—	746
Loss on extinguishment of liability	466	466	—	—
Stock-based compensation(c)	7,710	8,577	1,168	2,035
Litigation, settlement and related expenses, net (d)	9,590	7,637	3,851	1,898
Executive severance and separation (benefit) expense(e)	(709)	(299)	—	410
Impairment of fixed assets	2,275	2,275	—	—
Restructuring	1,683	1,636	47	—
Investment and other (gains) losses	(1,300)	(1,318)	40	22
Adjusted EBITDA	(23,916)	(14,591)	(10,446)	(1,121)
Adjusted EBITDA attributed to non-controlling interest	387	601	—	214
Adjusted EBITDA attributed to Douglas Elliman Inc.	$(23,529)	$(13,990)	$(10,446)	$(907)

a.Represents results from operations of Residential Management Group, LLC, which conducts business as Douglas Elliman Property Management (“DEPM”), which was disposed on October 24, 2025. This adjustment also includes the corporate allocation to Douglas Elliman Realty, LLC (“DER”) from DEPM. The expenses associated with the corporate allocation to DEPM have continued at DER after the disposal.
b.Represents equity in earnings recognized from the Company’s investments in equity method investments that are accounted for under the equity method and are not consolidated in the Company’s financial results.
c.Represents amortization of stock-based compensation.
d.Represents unusual litigation, settlement and related expenses, net, incurred in connection with industry-wide antitrust class action lawsuits and other matters related to employees and agents. For the year ended December 31, 2025, the Company incurred such expenses of $7,637, net of amounts recovered from insurance, which was included in general and administrative expenses in the consolidated statement of operations. For the three months ended March 31, 2026, the Company incurred such expenses of $3,851 which are included in general and administrative expenses in the condensed consolidated statement of operations. For the three months ended March 31, 2025, we incurred such expenses of $1,898 and they are included in general and administrative expenses in the condensed consolidated statements of operations.
e.Represents executive severance and separation expenses, net of amounts recovered from insurance. All amounts are included within general and administrative expenses on the condensed consolidated statement of operations.

TABLE 3
DOUGLAS ELLIMAN INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED NET LOSS
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31,
	2026	2025

Net loss attributed to Douglas Elliman Inc.	$(16,276)	$(5,985)

Results from operations of disposed business (a)	—	(1,895)
Restructuring	47	—
Change in fair value of derivative embedded within convertible debt	—	746
Non-cash amortization of debt discount on convertible debt	—	534
Executive severance and separation benefit	—	410
Litigation, settlement and related expenses, net	3,851	1,898
Total adjustments	3,898	1,693

Adjusted net loss attributed to Douglas Elliman Inc.	$(12,378)	$(4,292)

Per diluted common share:

Adjusted net loss applicable to common shares attributed to Douglas Elliman Inc.	$(0.14)	$(0.05)

a.Represents results from operations of Residential Management Group, LLC, which conducts business as DEPM, which was disposed on October 24, 2025. This adjustment also includes the corporate allocation to DER from DEPM. The expenses associated with the corporate allocation to DEPM have continued at DER after the disposal.

TABLE 4
DOUGLAS ELLIMAN INC. AND SUBSIDIARIES
KEY BUSINESS METRICS
(Unaudited)
(Dollars in Thousands, Except for Gross Transaction Value)

	LTM	Year Ended	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2026	2025
Revenues:
Commissions and other brokerage income	$960,580	$989,842	$211,881	$241,143
Property management	22,100	31,592	—	9,492
Other ancillary services	11,305	11,621	2,452	2,768
Total revenues	$993,985	$1,033,055	$214,333	$253,403

Gross transaction value (in billions)	$38.5	$39.8	$8.6	$9.9
Total transactions	20,823	21,338	4,393	4,908